As filed with the Securities and Exchange Commission on October 6, 2021        Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIO GENE THERAPIES INC.
(Exact name of registrant as specified in its charter)

Delaware	85-3863315
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
130 West 42nd Street, 26th Floor New York, NY	10036
(Address of principal executive office)	(Zip Code)
Amended and Restated 2015 Equity Incentive Plan
(Full title of the plans)
Corporation Service Company
2711 Centerville Road
Wilmington, DE 19808
(866) 846-8765
(Name, address and telephone number, including area code, of agent for service)
Copies to:

John T. McKenna Milson C. Yu	David Nassif Principal Financial Officer
Cooley LLP 3175 Hanover Street Palo Alto, CA 94303 (650) 843-5000	Sio Gene Therapies Inc. 130 West 42nd Street, 26th Floor New York, NY 10036 (877) 746-4891

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.00001 par value per share	7,775,102 shares (2)	$2.14	$16,638,718.28	$1,542.41

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) that become issuable under the Sio Gene Therapies Inc. Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)    Consists of (i) 2,775,102 shares of Common Stock pursuant to an automatic increase in plan reserve under the 2015 Plan, equal to 4% of the total number of shares of Common Stock outstanding on March 31st of the preceding fiscal year to the aggregate number of shares of Common Stock reserved for issuance under, and which annual increase is provided by, the 2015 Plan and (ii) 5,000,000 shares of Common Stock pursuant to the increase to the plan reserve under the 2015 Plan following approval of such increase by the Registrant's board of directors and its stockholders at the Registrant's 2021 annual meeting of stockholders, held on September 23, 2021.
(3)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon $2.14, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on September 30, 2021.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Sio Gene Therapies Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 7,775,102 additional shares of Common Stock under the 2015 Plan, 2,775,102 shares of which were added pursuant to an automatic increase in plan reserve under the 2015 Plan, equal to 4% of the total number of shares of Common Stock outstanding on March 31st of the preceding fiscal year to the aggregate number of shares of Common Stock reserved for issuance under, and which annual increase is provided by, the 2015 Plan and 5,000,000 shares of which were added pursuant to the increase to the plan reserve under the 2015 Plan following approval of such increase by the Registrant’s board of directors and its stockholders at the Registrant’s 2021 annual meeting of stockholders, held on September 23, 2021.
This Registration Statement hereby incorporates by reference Post-Effective Amendment No. 1 to the Registrant’s Registration Statements (as defined below) on Form S-8 and the contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 11, 2020 (Registration No. 333-244371, August 16, 2018 (Registration No. 333-226877), August 22, 2017 (Registration No. 333-220089), December 30, 2016 (Registration No. 333-215386) and August 11, 2015 (Registration No. 333-206300) (collectively, the “Registration Statements”). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)    Post-Effective Amendment No. 1 to the Registrant’s Registration Statements on Form S-8, filed with the Commission on November 13, 2020.
(b)    The contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 11, 2015 (Registration No. 333-206300), on December 30, 2016 (Registration No. 333-215386), on August 22, 2017 (Registration No. 333-220089), on August 16, 2018 (Registration No. 333-226877) and on August 11, 2020 (Registration No. 333-244371).
(c)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the Commission on June 9, 2021.
(d)    The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021, filed with the Commission on August 12, 2021.
(e)    The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 5, 2021 and May 13, 2021 (excluding Item 7.01, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 thereto).
(f)    The description of the Registrant’s Common Stock contained in Exhibit 4.2 to the Registrant’s Form 8-K12G3, filed with the Commission on November 13, 2020, including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS
Item 8. Exhibits

			Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date

3.1	Certificate of Incorporation.	8-K12G3	000-56226	3.1	11/13/2020

3.2	Bylaws.	8-K12G3	000-56226	3.2	11/13/2020

5.1*	Opinion of Cooley LLP.

10.1	Amended and Restated 2015 Equity Incentive Plan.	DEF 14A	001-37418	Appendix A	08/06/2021

10.2	Forms of Option Grant Notice and Option Agreement under the Amended and Restated 2015 Equity Incentive Plan.	S-8 POS	333-244371	10.2	11/13/2020

10.3	Form of Early Exercise Stock Purchase Agreement under the Amended and Restated 2015 Equity Incentive Plan.	S-8 POS	333-244731	10.3	11/13/2020

10.4	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Amended and Restated 2015 Equity Incentive Plan.	10-K	001-37418	10.16	06/09/2021

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 6, 2021.

SIO GENE THERAPIES INC.

By:	/s/ David Nassif
David Nassif
Principal Financial and Accounting Officer

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Pavan Cheruvu, M.D. and David Nassif, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pavan Cheruvu	Principal Executive Officer and Director	October 6, 2021
Pavan Cheruvu, M.D.

/s/ David Nassif	Principal Financial and Accounting Officer	October 6, 2021
David Nassif

/s/ Frank Torti	Chairperson	October 6, 2021
Frank Torti, M.D.

/s/ Atul Pande	Director	October 6, 2021
Atul Pande, M.D.

/s/ Berndt Modig	Director	October 6, 2021
Berndt Modig

/s/ Senthil Sundaram	Director	October 6, 2021
Senthil Sundaram

/s/ Eric Venker	Director	October 6, 2021
Eric Venker, M.D., Pharm.D.

/s/ Kristiina Vuori	Director	October 6, 2021
Kristiina Vuori, M.D., Ph.D.